Exhibit 10.1

STOCKHOLDERS AGREEMENT

STOCKHOLDERS AGREEMENT, dated as of December 20, 2006 (this “Agreement”), by and among PROTECTION ONE, INC., a Delaware corporation (“Parent”), TARA ACQUISITION CORP., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the several stockholders of INTEGRATED ALARM SERVICES GROUP, INC., a Delaware corporation (the “Company”), that are parties hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, Parent, Merger Sub and the Company are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder’s name (with respect to each Stockholder, such Stockholder’s “Existing Shares” and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder’s “Shares”) and the record and beneficial owner of options or warrants to purchase the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder’s name;

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent and Merger Sub have required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

WHEREAS, among other things, the Stockholders, Parent and Merger Sub desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

VOTING

1.1.         Agreement to Vote.   Each Stockholder hereby agrees, severally and not jointly, that it shall, and shall cause the holder of record on any applicable record date to, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of the approval and adoption of the Merger Agreement, the Merger and any action required in furtherance thereof.

1.2.         Grant of Proxy.   In furtherance and not in limitation of the foregoing, each Stockholder hereby grants to, and appoints, Parent and each of Richard Ginsburg, Darius G. Nevin and J. Eric Griffin in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such officer of Parent, and any other designee of Parent, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution and resubstitution) to vote the Shares as indicated in this Article I.  Each Stockholder intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy.  Each Stockholder hereby revokes any and all previous proxies with respect to such Stockholder’s Shares or any other voting securities of the Company that relate to the approval of the Merger Agreement.

1.3.         No Ownership Interest.   Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares.  All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholders’ duties or responsibilities as stockholders of the Company.

1.4.         Evaluation of Investment.   Each Stockholder, by reason of its knowledge and experience in financial and business matters, believes itself capable of evaluating the merits and risks of the investment in shares of Parent Common Stock contemplated by the Merger Agreement.

1.5.         No Inconsistent Agreements.   Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub as follows:

2.1.         Authorization; Validity of Agreement; Necessary Action.   Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

2.2.         Consents and Approvals; No Violations.   Except for filings required under applicable federal and state securities laws and regulations and the HSR Act, none of the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) require any filing with, or Approval of, any Governmental Authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any Order or Law applicable to it or any of its properties or assets.

2.3.         Shares.   Such Stockholder’s Existing Shares are, and all of its Shares on the Closing Date will be, owned beneficially and of record by such Stockholder.  As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder.  All of such Stockholder’s Existing Shares are issued and outstanding, and, except as set forth on the signature pages hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock or any other capital stock of the Company.  Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.  Such Stockholder has good and marketable title to its Existing Shares and at all times during the term hereof and on the Closing Date will have good and marketable title to its Shares, free and clear of all Liens, and, upon delivery thereof to Merger Sub against delivery of the consideration therefor pursuant to the Merger Agreement, good and marketable title thereto, free and clear of all Liens (other than any arising as a result of actions taken or omitted by Merger Sub), will pass to Merger Sub.

2.4.         No Group.   Each Stockholder is acting individually and not as part of a “group” as defined in the Exchange Act.

ARTICLE III

OTHER COVENANTS

3.1.         Further Agreements of Stockholders.

(a)           Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Existing Shares, any Shares acquired after the date hereof, any securities exercisable for or convertible into Company Common Stock or any interest in any of the foregoing, except (i) to Parent or Merger Sub, (ii) with the prior written consent of Parent or (iii) not later than 30 days prior to the Effective Time and subject to the proxy granted pursuant to Section 1.2, to a Person who agrees in writing, in an instrument reasonably acceptable to Parent, to be bound by this Agreement as a Stockholder.

(b)           Each Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.

(c)           In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.  Each Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until the Shares are canceled in the Merger or purchased hereunder.

(d)           Subject to Section 4.2(b), each Stockholder shall not, nor shall it authorize or permit any Affiliate, director, officer, employee, or any investment banker, attorney or other advisor, agent or representative of, such Stockholder (collectively, the “Representatives”) to, directly or indirectly, (i) solicit, facilitate, initiate, entertain or encourage, or take any action to solicit, facilitate, initiate, entertain or encourage, any inquiries or communications or the making of any proposal or offer that constitutes or may constitute an Acquisition Proposal, or (ii) participate or engage in any discussions or negotiations with, or provide any information to, or take any action with the intent to facilitate the efforts of, any Person concerning any possible Acquisition Proposal or any inquiry or communication which might be reasonably be expected to result in an Acquisition Proposal.  Subject to Section 4.2(b), from and after the date hereof, each Stockholder shall immediately cease and terminate, and shall cause its Representatives to immediately cease and cause to be terminated, all existing discussion or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

(e)           Each Stockholder covenants and agrees with the other Stockholders and for the benefit of the Company (which shall be a third party beneficiary of this Section 3.1(e)) to comply with and perform all its obligations under this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1.         Termination.   This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) termination of the Merger Agreement pursuant to Section 7.1 thereof.  Nothing in this Section 4.1 shall relieve or otherwise limit any party of liability for breach of this Agreement.

4.2.         Several Obligations; Capacity.

(a)           The representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint.

(b)           The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Company and not as directors or officers.

4.3.         Further Assurances.   From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

4.4.         Notices.   All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

(a)	If to Parent or Merger Sub:

Protection One, Inc.
1035 N. 3rd Street, Suite 101
Lawrence, Kansas 66044

Facsimile: (305) 594-0759
E-Mail: rg@ProtectionOne.com
Attention: Richard Ginsburg, President and
Chief Executive Officer

With copies to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Facsimile: (212) 455-2502
E-Mail: jkaufman@stblaw.com
Attention: Joseph H. Kaufman, Esq.

(b)           If to any of the Stockholders, to it at the address set forth under its name on the signature pages hereto.

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

4.5.         Interpretation.   When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article, Section or Schedule to this Agreement unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article.  The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Reference to any agreement (including this Agreement), document or instrument shall mean such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof.  The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement.  Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

4.6.         Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

4.7.         Entire Agreement; No Third Party Beneficiaries.   This Agreement, the Merger Agreement and the other Related Agreements (including all exhibits and schedules hereto and thereto) constitute the entire agreement and supersedes all prior agreements and understandings (other than the Confidentiality Agreement), both written and oral, among the parties with respect to the subject matter hereof and thereof, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

4.8.         Amendments; Assignment.   This Agreement may not be amended except by written agreement by all the parties.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void; provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without such consent.

4.9.         Failure or Indulgence Not Waiver; Remedies Cumulative.   No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as otherwise set forth herein, all rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

4.10        Governing Law; Enforcement.   This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of Delaware.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal Courts of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of and the Federal Courts of the United States located in the State of Delaware in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the Federal Courts of the United States located in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

4.11.       Counterparts.   This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

4.12.       Specific Performance.   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

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IN WITNESS WHEREOF, Parent, Merger Sub and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

PROTECTION ONE, INC.

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President and CEO

TARA ACQUISITION CORP.

By:	/s/ Richard Ginsburg
Name: Richard Ginsburg
Title: President and CEO

[DIRECTORS AND OFFICERS]

By:	/s/ Charles T. May
Name:	Charles T. May
Title:	Chief Executive Officer

Number of Existing Shares: 0

Shares subject to options or warrants: 150,000

Notices
Address:	7415 NE Bay Cove CT
Boca Raton, FL 33407

By:	/s/ Bruce E. Quay
Name:	Bruce E. Quay
Title:	Chief Operating Officer

Number of Existing Shares: 20,600

Shares subject to options or warrants: 25,000

Notices
Address:	6 Shaker Bay Rd.
Latham, NY 12110

By:	/s/ Brian E. Shea
Name:	Brian E. Shea
Title:	Executive Vice President

Number of Existing Shares: 3,000

Shares subject to options or warrants: 8,000

Notices
Address:	862 Worcester Drive
Niskayuna, NY 12309

By:	/s/ Michael T. Moscinski
Name:	Michael T. Moscinski
Title:	Chief Financial Officer

Number of Existing Shares: 1,000

Shares subject to options or warrants: 12,000

Notices
Address:	63 Old Red Mill Rd.
Rensselaer, NY 12144

By:	/s/ Robert B. Heintz
Name:	Robert B. Heintz
Title:	Monitoring COO

Number of Existing Shares: 1,000

Shares subject to options or warrants: 8,000

Notices
Address:	923 Woodview Rd.
Brielle, NJ 08730

By:	/s/ Raymond C. Kubacki
Name:	Raymond C. Kubacki
Title:	Director

Number of Existing Shares: 2,000

Shares subject to options or warrants: 5,000

Notices
Address:	438 South St.
Carlisle, MA 01741

By:	/s/ John W. Mabry
Name:	John W. Mabry
Title:	Non-Executive Chairman, Director

Number of Existing Shares: 10,500

Shares subject to options or warrants: 88,000

Notices
Address:	117 Plantation Cir.
Ponte Vedra, FL 32082

By:	/s/ Ralph S. Michael III
Name:	Ralph s. Michael III
Title:	Director

Number of Existing Shares: 10,000

Shares subject to options or warrants: 13,000

Notices
Address:	6125 Redbird Hollow Lane
Cincinnati, Ohio 45243

By:	/s/ Timothy J. Tully
Name:	Timothy J. Tully
Title:	Director

Number of Existing Shares: 33,000

Shares subject to options or warrants: 13,000

Notices
Address:	229 Old Kings Hwy South
Darien, CT 06820

By:	/s/ Arlene M. Yocum
Name:	Arlene M. Yocum
Title:	Director

Number of Existing Shares: 5,000

Shares subject to options or warrants: 0

Notices
Address:	PNC Bank
1600 Market Street 29th Flr.
Philadelphia, PA 19108